As filed with the Securities and Exchange Commission on April 14, 1999
                                            Registration No. 333-_______________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------

                             Beyond.com Corporation
             (Exact name of Registrant as specified in its charter)

                Delaware                                   94-3212136
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                  Identification Number)

                             1195 West Fremont Ave.
                               Sunnyvale, CA 94087
                    (Address of Principal Executive Offices)


                   BuyDirect.com, Inc. 1998 Stock Option Plan
                            (Full title of the plan)
                            -------------------------

                                 Mark L. Breier
                      President and Chief Executive Officer
                             Beyond.com Corporation
                             1195 West Fremont Ave.
                               Sunnyvale, CA 94087
                     (Name and address of agent for service)

                                  408-616-4200
          (Telephone number, including area code, of agent for service)
                            -------------------------

                                    Copy to:
                             Kevin P. Kennedy, Esq.
                               Shearman & Sterling
                               1550 El Camino Real
                            Menlo Park, CA 94025-4100

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
               Title of                 Amount           Proposed Maximum      Proposed Maximum         Amount of
           Securities to be              to be          Offering Price Per         Aggregate           Registration
              Registered            Registered (1)          Share (2)         Offering Price (2)           Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock                          281,757               $1.39              $392,231.75              $109.04
par value $.001 per share             Shares
======================================================================================================================

(1)  The shares of Common Stock being registered represent the shares of Common Stock which may be issued upon the exercise of options outstanding under the BuyDirect.com, Inc. 1998 Stock Option Plan which were assumed by the
     Registrant and converted into options to acquire Common Stock in connection with the acquisition of
     BuyDirect.com, Inc. by the Registrant. Pursuant to Rule 416 promulgated pursuant to the Securities Act of 1933, as amended, this registration statement also covers such indeterminable number of additional shares of Common Stock as may be issuable pursuant to antidilution provisions of such plan.

(2)  Pursuant to Rule 457(h)(1), the Proposed Maximum Aggregate Offering Price and Registration Fee are based on the aggregate exercise price of all such outstanding options. The Proposed Maximum Offering Price Per Share was determined by dividing the Proposed Maximum Aggregate Offering Price by the number of shares registered.

================================================================================

                                     Part I


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 1.        Plan Information.*

Item 2.        Registrant Information and Employee Plan Annual Information.*



























----------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     Part II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the "Commission") by Beyond.com Corporation (the "Registrant") are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (b) The Registrant's Current Report on Form 8-K filed on March 3, 1999;

         (c) The Registrant's Current Report on Form 8-K filed on January 21, 1999;

         (d) The description of the Registrant's Common Stock set forth in the Registrant's registration statement on Form S-1/A (Reg. No. 333-74545) filed on April 8, 1999;

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities that have not been sold, also shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

Not Applicable.

Item 6.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond the indemnification specifically provided by the current law.

Article IX of our Certificate of Incorporation, as amended, provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Article VI of our Bylaws provides for the indemnification of officers, directors and third parties acting on our behalf if such person acted in good faith and in a manner reasonably believed to be in, and not opposed to, our best interest and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

We have entered into indemnification agreements with our directors and executive officers, in addition to providing indemnification in our Bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7.   Exemption from Registration Claimed.

Not Applicable

Item 8.   Exhibits.

          The following exhibits are filed as part of this Registration
          Statement:

4.1       Specimen Stock Certificate (incorporated herein by reference to
          Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-51121), as amended, filed with the Commission on June 17, 1998).

4.2 Form of Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-51121), as amended, filed with the Commission on June 17, 1998).

4.3 Form of Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-51121), as amended, filed with the Commission on June 17, 1998).

4.4       BuyDirect.com, Inc. 1998 Stock Option Plan

5.1 Opinion of Shearman & Sterling as to the legality of the Registrant's Common Stock.

23.1 Consent of Ernst & Young LLP, independent certified public accountants.

23.2      Consent of Shearman & Sterling (included in Exhibit 5.1)

24        Powers of Attorney (included on signature page).

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes;

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities bring registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on the day of April 14, 1999.

                                        BEYOND.COM CORPORATION


                                        By:/s/ Mark L. Breier
                                           ----------------------------------
                                           Name: Mark L. Breier
                                           Title: President, Chief Executive
                                           Officer

                                POWER OF ATTORNEY

                  Each of the undersigned whose signature appears below hereby constitutes and appoints Mark L. Breier and Michael J. Praisner, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the indicated capacities on April , 1999.


             Signature                                    Title
             ---------                                    -----

/s/ Mark L. Breier
----------------------------------           President, Chief Executive Officer
        Mark L. Breier                       and Director

/s/ Michael J. Praisner
----------------------------------           Vice President, Finance &
        Michael J. Praisner                  Administration and Chief Financial
                                             Officer (Principal Financial and
                                             Accounting Officer)
/s/ William S. McKiernan
----------------------------------           Chairman of the Board of Directors
        William S. McKiernan

/s/ Douglas Carlston
----------------------------------           Director
        Douglas Carlston

/s/ John S. Chen
----------------------------------           Director
        John S. Chen

/s/ Bert Kolde
----------------------------------           Director
        Bert Kolde

__________________________________           Director
        Ronald S. Posner

                                  Exhibit Index

Exhibit No.                  Description of Document

               The following exhibits are filed as part of this Registration
               Statement:

4.1            Specimen Stock Certificate (incorporated herein by reference to
               Exhibit 4.1 to the Registrant's Registration Statement of Form S-1 (Reg. No. 333-51121), as amended, filed with the Commission on June 17, 1998).

4.2 Form of Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on From S-1 (Reg. No. 333-51121), as amended, filed with the Commission on June 17,
               1998).

4.3 Form of Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-51121), as amended, filed with the Commission on June 17, 1998).

4.4            BuyDirect.com, Inc. 1998 Stock Option Plan

5.1 Opinion of Shearman & Sterling as to the legality of the Registrant's Common Stock.

23.1 Consent of Ernst & Young LLP, independent certified public accountants.

23.2           Consent of Shearman & Sterling (included in Exhibit 5.1)

24             Powers of Attorney (included on signature page).